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                                                                     EXHIBIT 4.4

                                POWER-ONE, INC.
                               ELIGIBLE DIRECTOR
                      NONQUALIFIED STOCK OPTION AGREEMENT

    THIS AGREEMENT dated as of the       day of             ,       , between
Power-One, Inc., a Delaware corporation (the "Corporation"), and
(the "Director").

                              W I T N E S S E T H

    WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved the Power-One, Inc. Amended and Restated 1996 Stock Incentive Plan, as amended (the "Plan").

    WHEREAS, pursuant to Article 7 of the Plan, the Corporation has granted an option (the "Option") to the Director upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not an incentive stock option within the meaning of Section 422 of the Code.

    NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, the Corporation and the Director agree to the terms and conditions set forth herein as required by the terms of the Plan.

    1.  OPTION GRANT.  This Agreement evidences the grant to the Director, as of
            ,       (the "Option Date"), of an Option to purchase an aggregate
of       shares of Common Stock, par value       per share, under Section 7.2 of
the Plan, subject to the terms and conditions and to adjustment as set forth herein or in the Plan.

    2. EXERCISE PRICE. The Option entitles the Director to purchase (subject to the terms of Sections 3 through 5 below and to the extent exercisable) all or
any part of the Option shares at a price per share of $      , which amount
represents the Fair Market Value of the shares on the Option Date.

    3. OPTION EXERCISABILITY AND TERM. The Option shall first become and remain exercisable as to 25% of the Option shares on the first anniversary of the Option Date, and as to an additional 25% of the Option shares on each of the next three anniversaries of that date, in each case subject to adjustment, acceleration, and termination under Section 7.6 of the Plan. The Option shall
terminate             ,       , unless earlier terminated in accordance with the
terms of the Plan.

    4. SERVICE AND EFFECT OF TERMINATION OF SERVICE. The Director agrees to serve as a director in accordance with the provisions of the Corporation's Certificate of Incorporation, bylaws and applicable law. If the Director's services as a member of the Board shall terminate, this Option shall terminate at the times and to the extent set forth in Section 7.5 of the Plan.

    5. GENERAL TERMS. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the provisions of the Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          POWER-ONE, INC.
                                          (a Delaware corporation)
                                          By
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                          Optionee Director
                                          --------------------------------------
                                          (Signature)

                                          --------------------------------------
                                          (Print Name)

                                          --------------------------------------
                                          (Address)

                                          --------------------------------------
                                          (City, State, Zip Code)

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                               CONSENT OF SPOUSE

    In consideration of the execution of the foregoing Stock Option Agreement by
Power-One, Inc., I,             , the spouse of the Director therein named, do
hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

DATED:             , 19  .

                                          --------------------------------------
                                          (Signature of Spouse)

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